SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant                     [X]
Filed by a party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement            [ ] Confidential,  for  Use  of  the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                          WESTAMERICA BANCORPORATION
           ----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)     Title of each class of securities to which transactions applies:

(2)     Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

        [ ]      Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount previously paid:

(2)     Form, Schedule or Registration Statement No.:

(3)     Filing party:

(4)     Date filed:

                        [WESTAMERICA BANCORPORATION LOGO]
                               1108 Fifth Avenue
                          San Rafael, California 94901


                                March 20, 2000

To Our Shareholders:

         The Annual Meeting of Shareholders of Westamerica Bancorporation will be held at 2:00 p.m. on Thursday, April 27, 2000, at the Fairfield Center for Creative Arts, 1035 West Texas Street, Fairfield, CA, as stated in the formal notice accompanying this letter. We hope you will plan to attend.

         At the Annual Meeting, the shareholders will be asked to elect directors and to approve the selection of independent auditors.

         Please sign and return the enclosed proxy as promptly as possible so that your shares may be represented at the Annual Meeting. If you attend, you may vote in person even though you previously returned your proxy.

         We look forward to seeing you at the Annual Meeting on Thursday, April 27, 2000, at the Fairfield Center for Creative Arts, Fairfield, California.


                                        Sincerely,


                                        /s/  DAVID L. PAYNE
                                        ----------------------------------------
                                        DAVID L. PAYNE
                                        Chairman of the Board, President
                                        and Chief Executive Officer

                           WESTAMERICA BANCORPORATION
                                1108 Fifth Avenue
                          San Rafael, California 94901

                                  ------------


            Notice of Annual Meeting of Shareholders--April 27, 2000


To the Shareholders of WESTAMERICA BANCORPORATION:

         The Annual Meeting of Shareholders will be held at the Fairfield Center for Creative Arts, Fairfield, California, on Thursday, April 27, 2000, at 2:00 p.m. for the purpose of:

         1. Electing 13 directors;

         2. Approving the selection of independent auditors for 2000; and

         3. Transacting such other business as may properly come before the Annual Meeting.

         Shareholders of record at the close of business on February 25, 2000, are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. You are cordially invited to attend the Annual Meeting. If you do not expect to be present, please complete, sign and date the accompanying proxy and mail it at once in the enclosed envelope. No postage is necessary if mailed within the United States.

         Westamerica Bancorporation's Annual Report for the fiscal year ended December 31, 1999 is enclosed. The Annual Report contains financial and other information about the activities of Westamerica Bancorporation, but it is not to be deemed a part of the proxy soliciting materials.


                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/  Kris Irvine
                                        ----------------------------------------
                                        Kris Irvine
                                        Assistant Corporate Secretary

Dated: March 20, 2000


--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

     YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
GENERAL ...................................................................    1
ELECTION OF DIRECTORS .....................................................    2
CERTAIN INFORMATION ABOUT THE BOARD OF DIRECTORS AND
 CERTAIN COMMITTEES OF THE BOARD ..........................................    4
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
 AND MANAGEMENT ...........................................................    5
EXECUTIVE COMPENSATION ....................................................    7
OTHER ARRANGEMENTS ........................................................    9
BOARD COMPENSATION COMMITTEE REPORT .......................................   10
TOTAL RETURN PERFORMANCE CHART ............................................   13
APPROVAL OF AUDITORS ......................................................   13
OTHER MATTERS .............................................................   14

                           WESTAMERICA BANCORPORATION
                                1108 Fifth Avenue
                          San Rafael, California 94901

                                  ------------

                                 PROXY STATEMENT

                                 March 20, 2000

                                  ------------


                                     GENERAL

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Westamerica Bancorporation (the "Corporation") for use at the Annual Meeting of Shareholders to be held at 2:00 p.m., Thursday, April 27, 2000, at the Fairfield Center for Creative Arts, Fairfield, California, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the "Meeting"). This proxy statement and proxy are being mailed to shareholders on or about March 20, 2000.

         Voting Rights and Vote Required. Shareholders of record of the Corporation's common stock at the close of business on February 25, 2000, the record date, are entitled to vote at the Meeting. On that date, approximately 36,574,930 shares of the Corporation's common stock were outstanding. The determination of shareholders entitled to vote at the Meeting and the number of votes to which they are entitled was made on the basis of the Corporation's records as of the record date.

         Each share is entitled to one vote, except that with respect to the election of directors, a shareholder may cumulate votes as to candidates nominated prior to voting if any shareholder gives notice of intent to cumulate votes at the Meeting prior to the voting. If any shareholder gives such notice, all shareholders may cumulate their votes for nominees. Under cumulative voting, each share carries as many votes as the number of directors to be elected, and the shareholder may cast all of such votes for a single nominee or distribute them in any manner among as many nominees as desired.

         In the election of directors, the 13 nominees receiving the highest number of votes will be elected. Approval of the selection of the independent auditors will require the affirmative vote of a majority of the shares represented and voting at the Meeting. Abstentions will not count as votes in favor of the election of directors or any of the other proposals.

         Quorum. A majority of the shares entitled to vote, represented either in person or by a properly executed proxy, will constitute a quorum at the Meeting. Shares which abstain from voting and "broker non-votes" (shares as to which brokerage firms have not received voting instructions from their clients and therefore do not have the authority to vote the shares at the Meeting) will be counted for purposes of determining a quorum only.

         Voting of Proxies. The shares represented by all properly executed proxies received in time for the Meeting will be voted in accordance with the shareholders' choices specified therein; provided, however, that where no choices have been specified, the shares will be voted to approve the selection of KPMG LLP as independent auditors. When exercising the powers granted to proxy holders under the caption "ELECTION OF DIRECTORS," the shares will be voted for the election of directors in the manner described therein.

         The Board knows of no matters to be brought before the Meeting other than the election of directors and the selection of independent auditors for 2000. If, however, any other matters of which the Board is not now aware are properly presented for action, it is the intention of the proxy holders named in the enclosed form of proxy to vote such proxy on such matters in accordance with their best business judgment.

         Revocability of Proxy. The delivery of the enclosed proxy does not preclude the shareholder delivering the proxy from voting in person or changing the proxy should the shareholder so desire. The proxy may be revoked by a written directive to the Corporation, by another proxy subsequently executed and presented at the Meeting at any time prior to the actual voting or by attendance and voting at the Meeting.

         Shareholder Proposals. To be considered for inclusion in the Corporation's proxy statement for next year's annual meeting, shareholder proposals must be received at the Corporation's executive offices at 1108 Fifth Avenue, San Rafael, California 94901, no later than November 20, 2000.


                              ELECTION OF DIRECTORS

         The number of directors of the Board to be elected at the Meeting to hold office for the ensuing year and until their successors are elected and qualified is 13. It is the intention of the proxy holders named in the enclosed proxy to vote such proxies (except those containing contrary instructions) for the 13 nominees named below. The Board does not anticipate that any of the nominees will be unable to serve as a director, but if that should occur before the Meeting, the proxy holders reserve the right to substitute another person as nominee and vote for such person of their choice in the place and stead of any nominee unable so to serve. The proxy holders reserve the right to cumulate votes for the election of directors and cast all of such votes for any one or more of the nominees, to the exclusion of the others, and in such order of preference as the proxy holders may determine in their discretion.

         Nominees. The nominees for election to the office of director of the Board are named and certain information with respect to them is given below. The information has been furnished to the Corporation by the respective nominees.
All of the nominees have engaged in their indicated principal occupation for more than five years, unless otherwise indicated.


                                                                                                Director
Name of Nominee                                   Principal Occupation                           Since
---------------------------   ---------------------------------------------------------------   ----------
Etta Allen ...............    Mrs.  Allen,  born in 1929, is President and owner                 1988
                              of Allen  Heating  and Sheet  Metal of  Greenbrae,
                              California, and President and owner of Sunny Slope
                              Vineyard, Glen Ellen, CA.

Louis E. Bartolini .......    Mr. Bartolini,  born in 1932, retired in 1988 as a                 1991
                              Vice  President  and  financial   consultant  with
                              Merrill Lynch,  Pierce,  Fen- ner & Smith, Inc. He
                              currently  devotes  some of his time to serving on
                              various community service boards.

Don Emerson ..............    Mr. Emerson,  born in 1928, was President of Calso                 1979
                              Company (the holding company that owns the formula
                              and  name  "Calso  Water,"  a  carbonated  mineral
                              water) through 1981. He presently devotes his time
                              to personal investments.

Louis H. Herwaldt........     Mr.  Herwaldt,  born in 1932,  is Chief  Executive                 1997
                              Officer of Herwaldt  Automotive  Group, Inc. Prior
                              to  1996,  Mr.  Herwaldt  had  been  President  of
                              Herwaldt    Oldsmobile-GMC   Truck   since   1969,
                              President  of  Saturn of Fresno  since  1991,  and
                              President  of  Herwaldt  Motors  since  1993.  Mr.
                              Herwaldt   served  as  a  director  of   ValliCorp
                              Holdings,  Inc.,  which  merged  with and into the
                              Corporation in 1997.

                                                  2



                                                                                                  Director
Name of Nominee                                     Principal Occupation                           Since
---------------------------   ---------------------------------------------------------------   ----------
Arthur C. Latno, Jr.   ...... Mr.  Latno,  born in 1929,  was an Executive  Vice                 1985
                              President  for  Pacific  Telesis  Group  (formerly
                              Pacific  Telephone Co.) in San Francisco,  CA. Mr.
                              Latno  retired  from that  company in  November of
                              1992.  He  currently  devotes  some of his time to
                              serving  on  various   community  service  boards.

Patrick D. Lynch ...........  Mr.  Lynch,  born in 1933,  currently  serves as a                 1986
                              consultant  to  several  private  high  technology
                              firms.

Catherine Cope
  MacMillan ................  Ms.  MacMillan,  born in 1947, is General  Counsel                 1985
                              for Nob Hill  Properties,  Inc.,  the owner of the
                              Huntington  Hotel in San  Francisco,  CA. Prior to
                              1999 she was  President and owner of the Firehouse
                              Restaurant in Sacramento,  CA.

 Patrick J. Mon Pere .......  Mr.  Mon  Pere,  born in 1931,  is the  owner  and                 1997
                              President/Chief Executive Officer of Patrick James
                              Inc., a men's retail cloth- ing firm. Mr. Mon Pere
                              served as a director of ValliCorp Holdings,  Inc.,
                              which  merged  with and into  the  Corporation  in
                              1997.

Ronald A. Nelson ...........  Schulz Creative  Associates, a general  partner in                 1988
                              various  Schulz   partnerships   and  trustee  for
                              various  Schulz  trusts and the Schulz  Foundation
                              through  1995. He now devotes his time to personal
                              investments.

Carl R. Otto  ..............  Mr. Otto, born in 1946, is the President and Chief                 1992
                              Executive Officer of John F. Otto, Inc., a general
                              contracting firm in Sacramento, CA.

David L. Payne  ............  Mr.  Payne,  born in 1955,  is the Chairman of the                 1984
                              Board,  President and Chief  Executive  Officer of
                              the Corporation.  Mr. Payne is President and Chief
                              Executive   Officer   of   Gibson   Printing   and
                              Publishing Company and Gibson Radio and Publishing
                              Company, which are newspaper,  commercial printing
                              and real estate investment companies headquartered
                              in Vallejo, CA.

Michael J. Ryan, Jr ........  Mr. Ryan,  born in 1930, has been involved in Ryan                 1997
                              Farms, a diversified  farming venture,  as well as
                              investments  and real estate since 1957.  Mr. Ryan
                              served as a director of ValliCorp Holdings,  Inc.,
                              which  merged  with and into  the  Corporation  in
                              1997.

Edward B. Sylvester ........  Mr.  Sylvester,  born in 1936, is the President of                 1979
                              Sylvester  Engineering,  Inc., a civil engineering
                              and planning  firm with offices in Nevada City and
                              Truckee, California.

                CERTAIN INFORMATION ABOUT THE BOARD OF DIRECTORS
                       AND CERTAIN COMMITTEES OF THE BOARD

         The Board held a total of 13 meetings during 1999. Every director attended at least 75% of the aggregate of: (i) the 13 Board meetings or that number of Board meetings held during the period in which they served; and (ii) the total number of meetings of any Committee of the Board on which such director served.

         Committees of the Board. The Board has an Executive Committee, the members of which are D. L. Payne, Chairman; D. Emerson, A. C. Latno, Jr., P. D. Lynch and E. B. Sylvester. The Board delegates to the Executive Committee, subject to the limitations of the California General Corporation Law, any powers and authority of the Board in the management of the business and affairs of the Corporation. The Executive Committee held 12 meetings in 1999.

         The Board has an Audit Committee, the members of which are R. A. Nelson, Chairman; L. E. Bartolini, C. C. MacMillan, P. J. Mon Pere and C. R. Otto. The Audit Committee reviews with the Corporation's independent auditors and management the Corporation's accounting principles, policies and practices and its reporting policies and practices. The Audit Committee reviews with the independent auditors the plan and results of the auditing engagement and reviews the scope and results of the procedures of the Corporation's internal Audit Department. The Audit Committee reviews the adequacy of the Corporation's internal accounting procedures with the Corporation's internal audit staff and with the Board. The Audit Committee reviews the reports of examinations conducted by bank regulatory authorities. The Audit Committee held five meetings in 1999.

         The Board has an Employee Benefits and Compensation Committee, the members of which are P. D. Lynch, Chairman; E. Allen, D. Emerson, R. A. Nelson and M. J. Ryan, Jr. The Employee Benefits and Compensation Committee administers and carries out the terms of the Corporation's employee stock option plans as well as the tax deferred savings and retirement and profit-sharing plans. The Employee Benefits and Compensation Committee administers the Corporation's compensation programs and reviews and recommends to the Board the compensation level for the executive officers of the Corporation and its subsidiaries. The Employee Benefits and Compensation Committee also reviews the performance of and recommends promotions for the executive officers of the Corporation. The Employee Benefits and Compensation Committee held five meetings in 1999.

         The Board has a Nominating Committee for the election of directors, the members of which are A. C. Latno, Chairman; D. Emerson, Jr., P. D. Lynch, D. L. Payne and E. B. Sylvester. The Nominating Committee is responsible for reviewing the fees paid to directors for attendance at Board and Committee meetings and making recommendations with respect thereto. The Nominating Committee will consider shareholder nominations for election to the Board submitted in accordance with section 2.14 of the Bylaws of the Corporation ("Section 2.14").
Section 2.14 requires that nominations be submitted in writing to the Secretary (or Assistant Secretary) of the Corporation within not less than 14 days nor more than 50 days prior to any meeting at which directors will be elected and that nominations contain certain specified information regarding the nominee and the nominating shareholder. Nominations not made in accordance with Section 2.14 may be disregarded by the chairperson of the Meeting in his or her sole discretion. The Nominating Committee held one meeting in 1999.

         The Board has a Loan and Investment Committee, the members of which are
E. B. Sylvester, Chairman; E. Allen, L. H. Herwaldt, A. C. Latno, Jr. and C. C. MacMillan. The Loan and Investment Committee is responsible for reviewing major loans and investment policies and for monitoring the activities related to the Community Reinvestment Act. The Loan and Investment Committee held 12 meetings in 1999.

         Directors' Fees. During 1999, non-employee directors of the Corporation received an annual retainer of $14,000. Each director received $1,000 for each meeting of the Board that he or she attended.

         During 1999, each non-employee director received $500 for each Committee meeting of the Board attended. The Chairman of each Committee received an additional $250, for a total of $750, for each Committee meeting attended. The Chairman of the Board, D. L. Payne, is compensated as an employee and did not receive an annual retainer or directors' fees.

         Indebtedness of Directors and Management. Certain of the directors, executive officers and their associates have had banking transactions with subsidiaries of the Corporation in the ordinary course of business. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, did not involve more than a normal risk of collectibility and did not present other unfavorable features.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         Security Ownership of Certain Beneficial Owners. To the best knowledge of the Corporation, as of the date of this proxy statement, no person or entity was the beneficial owner of more than 5% of the Corporation's outstanding shares. For the purpose of this disclosure and the disclosure of ownership of shares by management below, shares are considered to be "beneficially" owned if the person, directly or indirectly, has or shares the power to vote or direct the voting of the shares, the power to dispose of or direct the disposition of the shares, or the right to acquire beneficial ownership (as so defined) within 60 days of February 25, 2000.

         Security Ownership of Directors and Management. The following table shows the number of common shares and the percentage of the common shares beneficially owned (as defined above) by each of the current directors, by each of the nominees for election to the office of director, by the Chief Executive
Officer and the four other most highly compensated executive officers during 1999 and by all directors and executive officers of the Corporation as a group as of February 25, 2000.


                                           Amount and Nature of Beneficial Ownership
                                ----------------------------------------------------------------
                                   Sole        Shared Voting        Right to
                                Voting and          and           Acquire Within                     % of
                                Investment      Investment         60 Days of                      Shares of
             Name                 Power            Power         Feb 25, 2000(1)       Total        Class(2)
------------------------------- ------------   ---------------   -----------------   -----------   -----------
Etta Allen(3) ...................    10,683                                              10,683        *
Louis E. Bartolini ..............     1,800                                               1,800        *
Don Emerson .....................    68,650                                              68,650      0.2%
Louis H. Herwaldt ...............    30,000                                              30,000        *
Arthur C. Latno, Jr.(4) .........     3,181                                               3,181        *
Patrick D. Lynch ................     1,000                                               1,000        *
Catherine Cope MacMillan(5) .....     3,006                                               3,006        *
Patrick J. Mon Pere .............   220,829                              9,909          230,738      0.6%
Ronald A. Nelson ................    44,000                                              44,000      0.1%
Carl R. Otto ....................     6,000                                               6,000        *
David L. Payne(6) ...............   607,105        11,062              560,690        1,178,857      3.2%
Michael J. Ryan, Jr.(7) .........    56,785                              9,387           66,172      0.2%
Edward B. Sylvester .............    82,500                                              82,500      0.2%
Jennifer J. Finger ..............        76           575               17,170           17,821        *
Robert W. Entwisle(8) ...........     1,535           306              145,440          147,281      0.4%
Hans T. Y. Tjian(9) .............    85,055        17,091              163,660          265,806      0.7%
Thomas S. Lenz(10) ..............     2,180           218               45,757           48,155      0.1%
All 20 Directors and Executive
 Officers as a Group ............ 1,271,553        44,537            1,129,393        2,445,483      6.7%

------------
* Indicates that the percentage of the outstanding shares beneficially owned is less than one-tenth of one percent (0.1%).

 (1) During 1996, the Corporation adopted the Westamerica Bancorporation Deferral Plan that allows recipients of restricted performance shares to defer income into succeeding years. The plan includes restricted performance shares vested as of January 27, 2000, whether or not deferred by the executive into the Westamerica Bancorporation Deferral Plan.

                                       5



 (2) In calculating the percentage of ownership, all shares which the identified person or persons have the right to acquire by exercise of options are deemed to be outstanding for the purpose of computing the percentage of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

 (3) Includes 10,350 shares held in a trust as to which Mrs. Allen is trustee.

 (4) Includes 1,200 shares owned by Mr. Latno's wife, as to which Mr. Latno disclaims beneficial ownership.

 (5) Includes 2,100 shares held in a trust as to which Ms. MacMillan is trustee.

 (6) Includes 528,837 shares owned by Gibson Radio and Publishing Company, of which Mr. Payne is President and Chief Executive Officer, as to which Mr. Payne disclaims beneficial ownership.

 (7) Held in a trust, as to which Mr. Ryan is co-trustee with sole voting and investment power.

 (8) Includes five shares held in a trust as to which Mr. Entwisle is co-trustee with sole voting and investment power.

 (9) Held in a trust, as to which Mr. Tjian is co-trustee with sole voting and investment power.

(10) Held in a trust, as to which Mr. Lenz is co-trustee with sole voting and investment power.


             Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Corporation's directors and executive officers and persons who own 10% or more of a registered class of the Corporation's equity securities to file with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. Such persons are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

         To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all
Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with.

                             EXECUTIVE COMPENSATION

         The following Summary Compensation Table sets forth the compensation of the Corporation's Chief Executive Officer and the four other most highly compensated executive officers for services in all capacities to the Corporation, Westamerica Bank ("WAB") and other subsidiaries during 1999, 1998 and 1997:

                                                  SUMMARY COMPENSATION TABLE


                                           Annual Compensation                Long-Term Compensation
                              ------------------------------------------    --------------------------
        Name and                                                            Restricted    Securities
       Principal                                                              Stock        Underlying         All Other
        Position              Year       Salary     Bonus(1)    Other(2)    Awards(3)(4)    Options(3)      Compensation(5)
        --------              ----       ------     --------    --------    ------------    ----------      ---------------
David L. Payne,               1999      $272,016   $ 350,000    $ 1,440     $       0        192,090          $ 270,494(6)(7)
Chairman,                     1998       272,016     300,000      1,089             0        192,090             32,391(6)
President & CEO               1997       272,016     300,000      1,200             0         96,000             32,743(6)

Jennifer J. Finger,(8)        1999      $129,984   $  91,200    $     0     $ 133,747         25,770          $  17,354
SVP & CFO                     1998       129,988      86,600          0        48,201              0             27,816(9)
                              1997        42,915      28,800          0             0              0              3,473(9)

Robert W. Entwisle,           1999      $134,280   $  73,700    $12,000     $ 120,269         23,220          $  18,511
SVP                           1998       134,280      75,500     13,089       130,832         23,220             18,511
                              1997       134,280      72,300     13,096       120,698         25,800             18,354

Hans T. Y. Tjian,             1999      $130,008   $ 101,900    $12,000     $ 108,518         20,910          $  19,429
SVP                           1998       130,008      74,200     12,000       117,060         20,910             20,255
                              1997       130,008      75,600     12,000       108,570         23,250             19,850

Thomas S. Lenz                1999      $120,960   $  68,000    $     0     $  68,429         14,660          $  12,682
SVP & Chief Credit            1998       105,360      59,500          0        66,892         13,200              9,227
Administrator                 1997        98,160      53,800          0        60,060         12,600             17,899

------------
(1)  Includes bonuses in the year in which they were earned.
(2) Includes monthly auto allowance for each individual and the amount of any taxable perquisites.
(3) The Corporation grants restricted performance shares and stock options in the first quarter of each year based on corporate performance in the prior calendar year. As with all outstanding shares of common stock, dividends are paid on vested restricted performance shares. At December 31, 1999 these individuals held the following unvested restricted performance shares with the following fair market values, based on a price of $27.94 per share: Finger (5,340 shares valued at $149,200); Entwisle (13,740 shares valued at $383,896); Tjian (12,350 shares valued at $345,059) and Lenz (7,140 shares valued at $199,492). The following table sets forth the restricted performance share grants that were made on the following dates to the named individuals:

                              Jan. 22, 1997     Jan. 21, 1998     Jan. 28, 1999
                              Market Price:     Market Price:      Market Price
                               $19.25/Share      $32.79/Share      $34.56/Share
                              ---------------   ---------------   --------------

 David L. Payne                        0                 0                 0
 Jennifer J. Finger                    0             1,470             3,870
 Robert W. Entwisle                6,270             3,990             3,480
 Hans T. Y. Tjian                  5,640             3,570             3,140
 Thomas S. Lenz                    3,120             2,040             1,980


     Mr. Payne's 1995, 1996 and 1997 restricted performance shares were canceled by the Employee Benefits and Compensation Committee on October 22, 1997, with Mr. Payne's consent, in exchange for Mr. Payne receiving the right to receive a nonqualified pension from the Corporation at age 55. See "Other Arrangements--Pension Agreement."

                                       7



(4) Restricted performance share grants based on corporate performance in 1999 were made on January 25, 2000 (on which date the market price was $24.00 per share) to the named individuals as follows: Payne--0; Finger--5,630; Entwisle--5,070; Tjian--6,630; and Lenz--4,570.
(5) Includes 1999 matching contributions made by the Corporation under the Tax Deferred Savings/Retirement Plan ("ESOP") for the accounts of Messrs. Payne, Entwisle, Tjian, Lenz and Ms. Finger in the amount of: Payne--$0; Finger--$9,600; Entwisle--$9,600; Tjian--$9,274; and Lenz--$4,694; and
     includes 1999 contributions made by the Corporation under the profit Sharing/Retirement Plan for the accounts of Messrs. Payne, Entwisle, Tjian and Lenz, and Ms. Finger of: Payne--$7,200; Finger--$7,200; Entwisle--$7,200; Tjian--$6,804; and Lenz--$5,937; and includes 1999 insurance premiums paid by the Corporation for the accounts of Messrs. Payne, Entwisle, Tjian and Lenz and Ms. Finger in the amounts of:
     Payne--$800;    Finger--$554;    Entwisle--$1,711;    Tjian--$3,351;    and
     Lenz--$2,051.
(6) Includes the dollar value of the benefit to Mr. Payne of the remainder of the premium payable by the Corporation with respect to a split dollar life insurance policy for Mr. Payne (projected on an actuarial basis) in the amounts of $21,987, $21,411,and $19,468 for 1997, 1998 and 1999,
     respectively; and bonus paid to Mr. Payne which he used to pay his portion of split dollar life insurance premiums in the amounts of $2,548, $2,772, and $3,026 for 1997, 1998 and 1999, respectively.
(7)  See "Other Arrangements--Deferred Compensation Agreement."
(8)  Ms. Finger began her employment in September, 1997.
(9)  Includes relocation expenses of $10,670 in 1998 and $3,330 in 1997.


     The following table describes stock options that were granted pursuant to the Westamerica Bancorporation 1995 Stock Option Plan (the "1995 Stock Option Plan") to the Corporation's Chief Executive Officer and the four other most highly compensated executive officers in the fiscal year ended December 31, 1999. All of these grants were made on January 24, 1999, based on achievement of 1998 corporate performance objectives.

                                   OPTION GRANTS IN LAST FISCAL YEAR

                          Number             Percent
                       of Securities         of Total
                        Underlying        Options Granted
                          Options        to All Employees      Exercise      Expiration      Present
         Name           Granted(1)        in Fiscal Year        Price           Date         Value(2)
---------------------- ---------------   ------------------   ------------   ------------   ------------
David L. Payne .........  192,090                29%           $ 34.56250     1/24/2009      $1,073,783
Jennifer J. Finger .....   25,770                 4              34.56250     1/24/2009         144,054
Robert W. Entwisle .....   23,220                 4              34.56250     1/24/2009         129,800
Hans T. Y. Tjian .......   20,910                 3              34.56250     1/24/2009         116,887
Thomas S. Lenz .........   14,660                 2              34.56250     1/24/2009          81,949

------------
(1) All options are nonqualified stock options which vest ratably over a three-year period commencing one year after the grant date. All options have an exercise price equal to the market value on the date of grant. The terms of all of the Corporation's stock option plans provide that options may become exercisable in full in the event of a Change of Control as defined in each stock option plan.
(2) A Modified Roll option pricing model using standard assumptions, including 12.0% annual dividend growth, a risk-free rate equal to the six-year U.S. Treasury yield of 6.34%, volatility of 37.00% and a six-year maturity was used to derive the per share option value of $5.59.

     The following table sets forth the stock options exercised in 1999 and the December 31, 1999 unexercised value of both vested and unvested stock options for the Corporation's Chief Executive Officer and the four other most highly compensated executive officers.


                                      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                            AND DECEMBER 31, 1999 OPTION VALUES

                                                              Number of Securities
                                                             Underlying Unexercised             Value of Unexercised
                                                                   Options at                   In-The-Money Options
                              Shares                            December 31, 1999              at December 31, 1999(1)
                             Acquired        Value       -------------------------------   -------------------------------
           Name             on Exercise     Realized     Exercisable     Unexercisable     Exercisable     Unexercisable
--------------------------- -------------   ----------   -------------   ---------------   -------------   ---------------
David L. Payne ............       --             --        400,630          352,150         $5,006,172       $ 278,080
Jennifer J. Finger ........       --             --          4,290           34,350                --              --
Robert W. Entwisle ........    12,600       $360,423       115,090           47,300          1,733,022          74,734
Hans T. Y. Tjian ..........    15,000        426,706       112,170           42,600          1,753,405          67,348
Thomas S. Lenz ............     7,169        141,736        12,800           27,660             72,996          36,498

------------
(1) Based on the closing price of the Corporation's Common Stock of $27.94 per share on December 31, 1999.


                               OTHER ARRANGEMENTS

Certain Employment Contracts

         WAB entered into an employment agreement with Mr. Entwisle, dated January 7, 1987, with an annual base salary of $134,280. The agreement is "evergreen" in the sense that the term of the agreement is automatically extended for one additional month upon completion of each additional month of employment unless WAB gives Mr. Entwisle one year's notice of intent to terminate.

         WAB may terminate Mr. Entwisle's employment without cause and Mr. Entwisle may terminate his employment for "good reason," as defined in the agreements. Under such circumstances, however, Mr. Entwisle would be entitled to severance pay equal to the sum of: (i) one time his base salary; (ii) his maximum bonus(es) had he remained employed one additional year past the date of termination; and (iii) an amount equal to his automobile allowance for the one year preceding the date of termination. The agreement with Mr. Entwisle provides for the payment of liquidated damages upon termination of employment by WAB without cause or termination by Mr. Entwisle for "good reason." Under the terms of the agreement, the amount of liquidated damages is reduced by any severance pay received by Mr. Entwisle and he is under a duty to mitigate his damages.

         Hans T. Y. Tjian accepted a position with WAB as Senior Vice President and Manager of Operations and Systems Administration under the terms set forth in a letter agreement dated April 14, 1989. Under the terms of this agreement, Mr. Tjian is entitled to: (i) receive an annual salary of $130,008; (ii) receive a car allowance of $1,000 per month; (iii) participate in WAB's executive bonus plan; (iv) participate in the Corporation's Stock Option Plan; and (v) vacation leave. In addition, Mr. Tjian is entitled to receive severance pay equal to his annual base salary for one year if his position is eliminated as a result of a Change of Control.

Pension Agreement

         During 1997, the Corporation entered into a nonqualified pension agreement ("Pension Agreement") with Mr. Payne in consideration of Mr. Payne's agreement that restricted performance shares granted in 1995, 1996 and 1997 would be canceled. The pension was to be calculated as a percentage of Mr. Payne's three year average compensation (salary and bonus) preceding the earlier of retirement or age 55. In January 2000 the percentage was determined by the Employee Benefits and Compensation Committee (the "Committee") based on the Corporation's achievement of certain performance goals which had first been established for Mr. Payne's 1995, 1996, and 1997 restricted performance shares.

Under the terms of the Pension Agreement and the percentage of compensation provisions determined by the Committee, Mr. Payne's annual pension will be $511,950. The vested portion of the pension will be paid to Mr. Payne as a 20-year certain pension commencing at age 55. Mr. Payne will be fully vested in the pension based on continuous employment through December 31, 2002.

         As part of the pension agreement, if Mr. Payne becomes subject to an excise tax as a result of the accelerated vesting of the pension in connection with a Change of Control, Mr. Payne will also receive a cash payment equal to the sum of (i) the portion of any excise tax due attributable to the vested pension in excess of the portion of any excise tax that would be due if Mr. Payne's restricted performance shares had not been canceled, and (ii) the amount necessary to restore Mr. Payne to the same after-tax position as if no such excise tax had been imposed.

Deferred Compensation Agreement

         In December 1998, the Corporation entered into a deferred compensation agreement with Mr. Payne for additional discretionary deferred compensation to provide an incentive to remain with the company through his retirement. The deferred compensation will be delivered in the form of discretionary monthly company contributions to be deposited in a non-qualified deferred compensation plan. The Committee will periodically review the accumulated deferred compensation balance, including investment performance, to determine if the additional discretionary company contributions are necessary to provide to Mr. Payne with an appropriate level of retirement benefits. The amount of such additional company contributions will be determined quarterly by the Committee and be based on Mr. Payne's attaining of certain performance goals to include, but not be limited to, shareholder returns, overall financial performance, merger and acquisition activities, loan review examinations, asset quality and related reserves, and revenue growth.

         Mr. Payne's deferred compensation award will be paid in a lump sum and be contingent upon his continuous employment through December 31, 2003. The agreement allows for accelerated payment only in the event of death, disability, termination without cause, and termination as a result of a Change of Control (as defined in the 1995 Stock Option Plan). Deferred compensation of $236,520 was deposited in the non-qualified discretionary plan in 1999 as the Committee determined that Mr. Payne had achieved the quarterly performance goals. The accumulated deferred compensation account balance was $246,842 on December 31, 1999.


                       BOARD COMPENSATION COMMITTEE REPORT

         The Board, operating through its Employee Benefits and Compensation Committee, has established an executive compensation program and determines annual compensation for executives based on performance. This executive compensation program and annual evaluation process establishes a competitive base salary for each executive and offers incentive compensation which can provide additional compensation if established performance measures are achieved. This additional compensation can be in the form of short-term annual cash bonuses, long-term stock options, and either long-term restricted performance shares or supplemental deferred compensation benefits.

         In determining total compensation, the Committee obtains competitive market data, comparing the Company's compensation practices to those of a peer group of companies. The group is comprised of companies in the banking industry with which the Company competes for executive talent and which are generally comparable with respect to business activities. Each named executive officer receives a monthly base salary, and is eligible to receive an annual cash bonus, an annual grant of stock options and an annual grant of restricted performance shares. The program was recently amended to include Company contributions to a non-qualified deferred compensation plan for the Chief Executive Officer. Over time, the Committee intends to limit base salaries, creating an increasing reliance on annual cash bonuses to achieve targeted total cash compensation, thus increasing the percentage of total compensation dependent upon meeting specific performance objectives. This furthers the Committee's goal of linking management compensation to shareholder interests.

         Corporate performance measures are established each year based on the Corporation's business objectives. Actual stock grants and deferred compensation awards depend on achievement of these annual corporate objectives. Specific criteria for each corporate objective are established for "Threshold," "Target," and "Outstanding" performance. Achievement of these annual performance measures also determines between 55% and 80% of the annual cash bonuses to be paid to each named executive, with the remaining 45% and 20% determined by individual and division performance.

         Corporate performance measures for 1999, which determined January 2000 cash bonuses and option grants, were to:

         * reach target levels of return on equity, return on assets and earnings per share;

         *  maintain credit quality measures at established levels;

         *  develop new sources of fee income;

         *  hold non-interest expenses below a specified level;

         *  maintain satisfactory audit results;

         * improve assets per employee and revenues per employee to specified levels; and

         *  achieve Y2K compliance.

         Corporate performance measures for 1998, which determined January 1999 cash bonuses, option grants and restricted performance share grants, were to:

         * reach target levels of return on equity, return on assets and earnings per share;

         *  maintain credit quality measures at established levels;

         *  hold non-interest expenses below a specified level;

         *  maintain satisfactory audit results; and

         * improve assets per employee and revenues per employee to specified levels.

         Additional corporate performance objectives for a three-year period are established by the Employee Benefits and Compensation Committee to accompany each grant of restricted performance shares. Whether each grant vests three years following the date of grant is determined by achievement of these pre-established, three-year performance objectives which include, but are not limited to, return on equity, earnings per share growth, revenue per share growth, asset quality, service quality and client satisfaction.

         The Chief Executive Officer's base salary in 1999 of $272,016 was established at a level judged to be competitive with comparable positions at other financial institutions. The Chief Executive Officer's $350,000 bonus earned in 1999 (included in the Summary Compensation Table listed above) was related 80% to the achievement of the 1999 corporate goals listed above and 20% to the achievement of individual management goals. The Chief Executive Officer's receipt, pursuant to the 1995 Stock Option Plan, of 261,500 nonqualified stock options in January 2000 was related to achievement of the 1999 performance measures listed above. Individual management goals achieved in 1999 included satisfactory results from regulatory examinations, satisfactory internal controls, satisfactory Y2K performance, satisfactory progress on acquisitions, and development of a management succession plan. Compared to the 1999 corporate objectives listed above, the Corporation:

         *  exceeded its profitability objectives;

         *  improved credit quality measures to better than established levels;

         *  outperformed non-interest expense and control goals;

         *  increased new sources of non-interest income revenues;

         *  maintained satisfactory audit results;

         *  improved efficiency measures to better than targeted levels; and

         *  met Y2K performance goals.

         In December 1998, the Corporation provided Mr. Payne with a deferred compensation agreement for additional corporate contributions to remain with the company through his retirement because of his leadership capabilities and his role in the development of potential acquisition targets. He must also attain certain performance goals that include, overall shareholder returns, financial performance, loan review examination, asset quality, and revenue growth. In January the Committee determined that Mr. Payne substantially met all the pre-established objectives in 1999 and the company contributed $236,520 to his deferred compensation account. The additional company contributions will be distributed to him in a lump sum upon his continuous employment through December 31, 2003.

         The Chief Executive Officer's receipt, pursuant to the 1995 Stock Option Plan, of 192,090 nonqualified stock options in January 1999 was related to achievement of the 1998 corporate performance measures listed above. Compared to the 1998 corporate objectives listed above, the Corporation:

         *  exceeded its targeted profitability objectives;

         *  improved credit quality measures to better than established levels;

         *  outperformed non-interest expense and control goals; and

         *  improved efficiency measures to better than targeted levels.

         Other.  In 1993,  the Internal  Revenue Code ("IRC") was amended to add section 162(m). Section 162(m) places a limit of $1,000,000 on the amount of compensation that may be deducted by the Corporation in any year with respect to certain of the Corporation's highest paid executives. The Corporation intends generally to qualify compensation paid to executive officers for deductibility under the IRC, including section 162(m), but reserves the right to pay compensation that is not deductible under section 162(m).

         The Employee Benefits and Compensation Committee believes that the foregoing compensation programs and policies provide competitive levels of compensation, encourage long-term performance and promote management retention while further aligning shareholders' and managements' interests in the performance of the Corporation and the Corporation's Common Stock.


               THE EMPLOYEE BENEFITS AND COMPENSATION COMMITTEE:

          PATRICK D. LYNCH, CHAIRMAN        RONALD A. NELSON
          ETTA ALLEN                        MICHAEL J. RYAN, JR.
          DON J. EMERSON

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]


                          Total Return Performance(1)

                                                Period Ending
                           -----------------------------------------------------
Index                      12/31/94 12/31/95 12/31/96 12/31/97 12/31/98 12/31/99
--------------------------------------------------------------------------------
Westamerica Bancorporation   100.00   148.49   202.02   363.25   398.14   308.54
S&P 500                      100.00   137.58   169.03   225.44   289.79   350.78
Western Bank Monitor(2)      100.00   142.80   177.12   324.96   341.20   341.20


(1) Assumes $100 invested on December 31, 1994 in the Corporation's Common Stock, the S&P 500 composite stock index and SNL Securities' Western Bank Monitor index, with reinvestment of dividends.
(2) Source: SNL Securities.


                              APPROVAL OF AUDITORS

         The  Board  has  selected  KPMG  LLP as  independent  auditor  for  the
Corporation for the 2000 fiscal year, subject to the approval of the shareholders. KPMG LLP has informed the Corporation that it has had no connection during the past three years with the Corporation or its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

         Representatives of KPMG LLP will be present at the Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                                  OTHER MATTERS

         Management of the Corporation does not know of any matters to be presented at the Meeting other than those specifically referred to herein. If any other matters should properly come before the Meeting or any postponement or adjournment thereof, the persons named in the enclosed proxy intend to vote thereon in accordance with their best business judgment.

         For a matter to be properly brought before the Meeting by a shareholder, section 2.02 of the Corporation's Bylaws ("Section 2.02") provides that the shareholder must deliver or mail a written notice to the Secretary (or Assistant Secretary) of the Corporation not less than 14 days nor more than 50 days prior to the Meeting. Section 2.02 also provides that the notice must set forth as to each matter that the shareholder proposes to bring before the Meeting a brief description of the business desired to be brought before the Meeting and the reasons for conducting such business at the Meeting, the name and residence address of the shareholder proposing such business, the number of shares of the Corporation's common stock that are owned by the shareholder and any material interest of the shareholder in such business.

         The cost of the solicitation of proxies in the accompanying form will be borne by the Corporation. The Corporation has retained the services of Corporate Investor Communications, Inc. to assist in the proxy distribution at a cost not to exceed $2,000 plus reasonable out-of-pocket expenses. The Corporation will reimburse banks, brokers and others holding stock in their names or names of nominees or otherwise for reasonable out-of-pocket expenses incurred in sending proxies and proxy materials to the beneficial owners of such stock.



                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ Kris Irvine
                                        ----------------------------------------
                                        Kris Irvine
                                        Assistant Corporate Secretary

Dated: March 20, 2000